Exhibit 10.12

TIME-BASED STOCK APPRECIATION RIGHTS AGREEMENT

UNDER NORTHEAST BANCORP

2010 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:	Matthew Botein

No. of Stock Appreciation Rights:	40,502

Exercise Price per Share:	$13.93

Grant Date:	December 29, 2010

Expiration Date:	December 29, 2020

Pursuant to the Northeast Bancorp 2010 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Northeast Bancorp (the “Company”) hereby grants to the Grantee named above, who is a director of or an adviser to the Company, the number of Stock Appreciation Rights (“SARs”) specified above. This Agreement shall give the Grantee the right to exercise on or prior to the Expiration Date specified above all or part of the number of SARs specified above at the Exercise Price per Share specified above, and to receive a cash payment in accordance with Paragraph 2 of this Agreement, subject to the terms and conditions set forth herein and in the Plan. Each of the SARs granted herein relates to the value of one share of the Company’s Voting Common Stock.

1. Exercisability Schedule. These SARs shall be deemed vested in full as of the Grant Date; however, no portion of these SARs may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, these SARs shall be exercisable on the dates indicated:

Incremental (Aggregate Number) of SARs Exercisable	Exercisability Date
20% (20%)	First Anniversary of Grant Date
20% (40%)	Second Anniversary of Grant Date
20% (60%)	Third Anniversary of Grant Date
20% (80%)	Fourth Anniversary of Grant Date
20% (100%)	Fifth Anniversary of Grant Date

Once exercisable, these SARs shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan. In the case of and subject to the consummation of a Sale Event, these SARs shall become fully exercisable as of the effective time of the Sale Event.

2. Manner of Exercise.

(a) The Grantee may elect to exercise SARs, to the extent exercisable, in the following manner: Prior to the close of business on the Expiration Date, the Grantee may give written notice to the Company of his or her election to exercise a specified number of exercisable SARs. The Grantee shall thereupon receive a cash payment in an amount equal to the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per Share specified in this Agreement, multiplied by (ii) the number of SARs exercised. Such payment shall be in the form of cash, and in no event shall payment be made in the form of shares of Stock.

(b) The minimum number of SARs which may be exercised at any one time shall be 100, unless the number of SARs being exercised is the total number of SARs subject to exercise at the time.

(c) Notwithstanding any other provision hereof or of the Plan, no SAR shall be exercisable after the Expiration Date hereof.

3. Incorporation of Plan. Notwithstanding anything herein to the contrary, these SARs shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

4. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. These SARs are exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

5. No Obligation to Continue as a Director or Adviser. Neither the Plan nor these SARs confer upon the Grantee any rights with respect to continuance as a director or adviser to the Company.

6. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

NORTHEAST BANCORP

By:	/s/ Robert Glauber
Name: Robert Glauber
Title: Chairman of the Board of Directors

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	December 29, 2010	/s/ Matthew Botein
Grantee’s Signature

Grantee’s name and address:

Matthew Botein

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